Exhibit 10.29

LICENSE AND SUPPLY AGREEMENT

THIS LICENSE AND SUPPLY AGREEMENT (this “Agreement”) is made this 30th day of November, 2010 (the “Effective Date”) between:

CYDEX PHARMACEUTICALS, INC., a Delaware corporation with offices at 10513 W. 84th Terrace, Lenexa, Kansas 66214 (“CyDex”); and

RIB-X PHARMACEUTICALS, INC., a Delaware corporation with offices at 300 George Street, Suite 301, New Haven, CT 06511 (“Company”).

RECITALS

WHEREAS, CyDex is engaged in the business of developing and commercializing novel drug delivery technologies designed to enhance the solubility and effectiveness of existing and development-stage drugs;

WHEREAS, CyDex is the exclusive worldwide licensee of Captisol®, a patented drug formulation system designed to enhance the solubility and stability of drugs;

WHEREAS, Company desires to obtain a license to use such patented drug formulation system in connection with its development and commercialization of the Compound (defined below) and CyDex is willing to grant such license to Company under the terms and conditions set forth herein; and

WHEREAS, CyDex desires to sell Captisol® to Company, and Company desires to purchase Captisol® from CyDex, in accordance with the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS.

For the purposes of this Agreement, the following terms shall have the meanings as defined below:

1.1 “Affiliate” means, with respect to any party, any entity controlling, controlled by, or under common control with such party, during and for such time as such control exists. For these purposes, “control” shall refer to the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of the relevant entity.

1.2 “Captisol” means Captisol®, also known scientifically as sulfobutylether ß(beta) cyclodextrm, sodium salt.

1.3 “Captisol Data Package” means (a) all toxicology/safety and other relevant scientific safety data owned, licensed or developed by CyDex and its Affiliates; and (b) all toxicology/safety and other relevant scientific safety data owned, licensed or developed by the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

licensees or sublicensees of CyDex or its Affiliates or other third parties (to the extent permitted in the applicable license or other agreements between CyDex and/or its Affiliates and such licensees, sublicensees or other third parties), in each case on Captisol alone (and not in conjunction with a product formulation).

1.4 “Captisol Improvement” means any technology or improvement related to Captisol alone, whether or not patentable, that is developed by Company or its Affiliates or Sublicensees, solely or jointly with a third party.

1.5 “Claim” has the meaning specified in Section 10.1.

1.6 “Clinical Grade Captisol” means Captisol which (a) has been manufactured under GMP conditions, (b) is intended for use in humans, and (c) is intended for clinical trials for the Licensed Product.

1.7 “Commercial Grade Captisol” means Captisol which (a) has been manufactured under GMP conditions, (b) is intended for use in humans, and (c) is intended for commercial sale of the Licensed Product.

1.8 “Commercial Launch Date” means, in any particular country, the first sale by Company, its Affiliates or Sublicensees of the Licensed Product.

1.9 “Compound” means that certain pharmaceutical compound known as RX-3341 with the United States Adopted Name delafloxacin meglumine, a quinolone antibiotic, and any other pharmaceutically acceptable salt version of the foregoing compound.

1.10 “Confidential Information” has the meaning specified in Section 8.1.

1.11 “Detailed Forecast” has the meaning specified in Section 3.2(b).

1.12 “Disclosing Party” has the meaning specified in Section 8.1 hereof.

1.13 “DMF” means a Drug Master File for Captisol, as on file as of the Effective Date, and as hereafter updated from time to time during the Term, by CyDex with the FDA or an equivalent filing made outside the United States.

1.14 “FDA” means the United States Food and Drug Administration, or any successor thereto.

1.15 “Field” means the treatment of bacterial infections and all other therapeutic, prophylactic and palliative uses other than anti-fungal and ophthalmic uses.

1.16 “GMP” means the current good manufacturing practices for bulk excipients as set forth in:

(i) 21 C.F.R. parts 210 and 211 of the U.S. Code of Federal Regulations;

(ii) the International Conference on Harmonization (ICH) Guide Q7; and

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) U.S. Pharmacopoeia <1078>;

as of the Effective Date or as may be amended or re-enacted from time to time and as interpreted in accordance with then-current industry standards and FDA policies.

1.17 “IND” means an Investigational New Drug application, as defined in the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or similar application filed with an equivalent regulatory body in another country.

1.18 “Indemnitee” has the meaning specified in Section 10.4.

1.19 “Indemnitor” has the meaning specified in Section 10.4.

1.20 “Licensed Patents” means all patents and patent applications in the Territory which cover Captisol, or its composition, manufacture, import, sale or use, or the composition, manufacture, import, sale or use of Licensed Product, and which now or at any time during the Term are owned by CyDex or any Affiliate of CyDex or licensed to CyDex or any CyDex Affiliate with the right to sublicense, including any and all extensions, renewals, continuations, substitutions, continuations-in-part, divisions, patents-of-addition, reissues, reexaminations and/or supplementary protection certificates to any such patent applications and patents. Set forth in Exhibit A attached hereto is a list of the Licensed Patents as of the Effective Date. Such Exhibit A may be updated or corrected by CyDex from time to time during the Term as necessary to make the list complete, provided a failure to so update or correct the list shall not have any effect on the scope of the definition.

1.21 “Licensed Product” means the Compound combined with or formulated using Captisol in an intravenous dosage form/formulation, or a form/formulation intended to be reconstituted for intravenous administration, for ultimate use in humans. For clarity, the Licensed Product shall not include any product which is a combination product incorporating the Compound with any other active pharmaceutical ingredient.

1.22 “Losses” has the meaning set forth in Section 10.1.

1.23 “Manufacturing Standards” means Captisol delivered by CyDex under this Agreement:

(i) meets Specifications;

(ii) has been manufactured in accordance with the processes set forth in the DMF;

(iii) has been manufactured in accordance with GMP and all other applicable laws and regulations; and

(iv) is not adulterated within the meaning of the United States Food, Drug and Cosmetic Act, as amended (the “Act”), and shall not be an article which may not, under the provisions of the Act, be introduced into interstate commerce.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.24 “Marketing Approval” means final approval of an NDA by the FDA, or final approval of a comparable document filed with an equivalent health regulatory authority in any other country or in the European Union (using the centralized process or mutual recognition), including all required marketing, pricing or reimbursement approvals.

1.25 “NDA” means a New Drug Application, as defined in the United States Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or similar application filed with an equivalent regulatory body in another country.

1.26 “Net Sales” means gross amounts invoiced by Company, its Affiliates and Sublicensees for sales of the Licensed Product, less the following: (a) normal and customary trade, quantity and/or cash discounts, allowances and rebates actually allowed or given; (b) returns, refunds and credits actually allowed for rejections, defects or recalls of Licensed Product, outdated or returned Licensed Product; (c) government mandated rebates and other compulsory payments, credits, adjustments and rebates actually paid or deducted; (d) other price adjustments, allowances, credits, chargeback payments, discounts, and rebates, which are reasonable and consistent with industry practices; (e) normal and customary wholesaler’s discounts; (f) distributor commissions and fees paid to third party wholesalers for distribution of Licensed Product which are reasonable and consistent with industry practice, not to exceed [***] percent ([***]%); (g) amounts previously included in Net Sales of Licensed Product that are written-off by Company or any of its Affiliates or Sublicensees, as the case may be, as uncollectible, in accordance with commercially reasonable practices; (h) freight, postage, shipping insurance and other transportation expenses (if separately identified on the invoice); and (i) sales, value-added, excise or use taxes, tariffs, duties and customs fees and other taxes imposed with respect to specific sales. In addition, in the event industry practices change such that an item substantially similar in character or substance to any of the foregoing but not specifically included in clauses (a) through (i) becomes a customary deduction in the calculation of “Net Sales”, CyDex shall not unreasonably withhold its agreement to amend the foregoing definition to include such item as a deduction for purposes of calculating “Net Sales”. In the case of a sale of Licensed Product between or among Company and/or its Affiliates and Sublicensees for resale, Net Sales shall be calculated as above only on the gross amount invoiced on the first arm’s length sale.

1.27 “Notice of Default” has the meaning specified in Section 13.2.

1.28 “Notice of Termination” has the meaning specified in Section 13.2.

1.29 “[***]” has the meaning specified in Section 8.5.

1.30 “Purchase Volume Limitations” has the meaning specified in Section 3.2(c).

1.31 “Receiving Party” has the meaning specified in Section 8.1.

1.32 “Ql”, “Q2, “Q3”, and “Q4” have the meanings specified in Section 3.2(b).

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.33 “Research Grade Captisol” means Captisol which has not been manufactured under GMP conditions and is not suitable for use in humans, but which meets CyDex’s specifications for Research Grade Captisol.

1.34 “SEC” has the meaning specified in Section 8.3.

1.35 “Specifications” means the specifications for Captisol set forth in Exhibit B hereto, as such may be amended from time to time pursuant to Section 3.4.

1.36 “Study” has the meaning specified in Section 6.3.

1.37 “Sublicensees” has the meaning specified in Section 2.3, but shall not include wholesalers and other third party distributors who solely purchase Licensed Product in final finished form from Company or any of its Affiliates or Sublicensees for re-sale in such form or for re-sale after completion of final packaging and labeling.

1.38 “Term” has the meaning specified in Section 13.1.

1.39 “Testing Methods” has the meaning specified in Section 3.5(a).

1.40 “Third-Party Manufacturer” has the meaning specified in Section 3.6.

1.41 “Territory” means the entire world.

1.42 “Valid Claim” means a claim in any unexpired, issued patent which has not been irrevocably abandoned or held to be invalid or unenforceable by a non-appealed or unappealable decision of a court or other authority of competent jurisdiction, and which is not admitted to be invalid through disclaimer or dedication to the public.

1.43 “Volume Threshold” has the meaning specified in Section 3.1.

2.	GRANT OF RIGHTS.

2.1 License Grants from CyDex to Company.

(a) Licensed Patents. Subject to the terms and conditions of this Agreement, including but not limited to payment of the amounts set forth in Section 4.1 below, CyDex hereby grants to Company an exclusive, nontransferable (except with respect to the assignment provision in Section 14.15 and the sublicensing provisions of Sections 2.3 and 2.4) license during the Term under the Licensed Patents, solely to research, develop, make, have made, use, market, distribute, sell, have sold, export, offer for sale and import the Licensed Product in the Territory in the Field. Notwithstanding the foregoing, to the extent that any Licensed Patents are licensed to CyDex or its Affiliates by a third party on a non-exclusive basis, the license granted to Company in the foregoing sentence shall be exclusive as to CyDex and non-exclusive as to any third party. Company shall not, and shall not have the right under the foregoing license to, make, use, sell, offer for sale, or import the Licensed Product for any other purposes. Company may not sublicense the Licensed Patents, except as expressly set forth in Sections 2.3 and 2.4 below.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Captisol Data Package. Subject to the terms and conditions of this Agreement, including but not limited to payment of the amounts set forth in Section 4.1 below, CyDex hereby grants to Company a non-exclusive, nontransferable (except with respect to the assignment provision in Section 14.15 and sublicensing provisions of Sections 2.3 and 2.4) license during the Term under the rights of CyDex and any of its Affiliates in and to the Captisol Data Package, solely to research, develop, make, have made, use, market, distribute, sell, have sold, export, offer for sale and import the Licensed Product in the Territory in the Field. Company may not sublicense its rights to the Captisol Data Package, except as expressly set forth in Sections 2.3 and 2.4 below.

(c) Scope of Licenses. Without limiting the generality of the foregoing, CyDex grants no rights to Company to manufacture, import, sell or offer for sale bulk Captisol, except as set forth in Section 3.7(d). Licensee acknowledges that not all rights of CyDex related to Captisol are included within the rights licensed under this Section 2.1, given that CyDex shall supply Company’s requirements of Captisol for the Licensed Product, subject to Section 3.7(d). Company shall not attempt to reverse engineer, deconstruct or in any way determine the structure or composition of Captisol. CyDex shall not be liable to Company for violation of Company’s exclusive rights hereunder by parties which are not Affiliates of CyDex, provided that if a third party is infringing any Licensed Patents in a manner that is in violation of Company’s exclusive rights, and CyDex is not taking steps to stop such infringement either directly against the infringer or against the infringer’s source of the infringing product, then the royalty payable by CyDex will be reduced by [***] percent ([***]%) during any period in which such infringement continues. Company acknowledges and agrees that (i) CyDex shall not be required to obtain or maintain patent rights in the Territory for the Licensed Patents, (ii) except as provided in this Agreement with respect to the Licensed Product, CyDex shall not be restricted in making sales of Captisol or licensing rights to other parties, and (iii) CyDex does not warrant or indemnify Licensee or its Affiliates and Sublicensees against the Licensed Product infringing third party rights.

2.2 Grant of License from Company to CyDex. Company hereby grants to CyDex a nonexclusive, transferable, perpetual, worldwide and royalty-free license, with the right to grant sublicenses (through multiple tiers of sublicensees), under Company’s and its Affiliates’ and Sublicensees’ rights in and to Captisol Improvements to develop, make, have made, use, market, distribute, import, export, sell and offer for sale Captisol or any Captisol Improvement (other than for use with Compound) and products formulated with Captisol or any Captisol Improvement (other than the Licensed Product in the Field). If, during the Term, any of (a) Company, (b) Affiliates to whom Company has provided rights under the licenses granted to Company by CyDex pursuant to Section 2.1, or (c) Sublicensees pursuant to the practice of their respective sublicenses from Company under Section 2.3, file any patent application claiming Captisol anywhere in the world, CyDex shall be deemed automatically to have a nonexclusive, transferable, perpetual, worldwide and royalty-free license, with the right to grant sublicenses (through multiple tiers of sublicensees), under the claims relating specifically to Captisol to make, have made, use, market, distribute, import, sell, and offer for sale Captisol (other than for

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

use with Compound) and all products formulated with Captisol (other than the Licensed Product in the Field). Company shall provide prompt notice to CyDex of any Captisol Improvement, and shall notify and consult with CyDex at least thirty (30) days prior to the filing of any patent application claiming Captisol or any Captisol Improvement.

2.3 Sublicensing. Company shall have the right to grant sublicenses to its Affiliates and licensees of the Licensed Product (collectively “Sublicensees”) under the licenses granted to Company pursuant to Section 2.1; provided that Company warrants that each such Sublicensee shall first be advised of the restrictions set forth in this Agreement with respect to the transfer of the rights sublicensed to such Sublicensee and such Sublicensee shall enter into an agreement (in substantially the form of Exhibit E hereto or such other form as CyDex shall approve, such approval to not be unreasonably withheld, conditioned or delayed) with Company pursuant to which such Sublicensee shall acknowledge and agree to observe and be bound by the applicable restrictions set forth in this Agreement. Other than as specifically provided in and this Section 2.3 and Section 2.4, Company shall not have the right to grant sublicenses to any third party under the licenses granted pursuant to Section 2.1.

2.4 Contracting. Company may manufacture the Licensed Product (but, except as set forth in Section 3.7(d), not the bulk Captisol) or contract the manufacture of the Licensed Product (but, except as set forth in Section 3.7(d), not the manufacture of bulk Captisol) with reputable FDA-inspected third party manufacturers upon notification to CyDex in writing of Company’s intent to do so (such notice to include the identity and location of the proposed third party manufacturers). To the extent necessary to engage a third party manufacturer for the Licensed Product, Company shall be permitted under this Agreement to grant any such third party manufacturer a sublicense under the licenses granted to Company pursuant to Section 2.1 solely for such purposes; provided that Company warrants and shall procure, as a condition precedent thereto, that (a) any such third party manufacturer shall first be advised of the restrictions set forth in this Agreement with respect to the transfer of the rights licensed to Company and its Sublicensees hereunder and (b) any such third party manufacturer shall enter into an agreement (in substantially the form of Exhibit E hereto) with Company pursuant to which such third party manufacturer shall acknowledge and agree to observe and be bound by the applicable restrictions set forth in this Agreement.

3.	MANUFACTURE AND SUPPLY OF CAPTISOL.

3.1 Purchase of Captisol. Company agrees that, subject to Section 3.7, Company and its Affiliates and Sublicensees shall purchase Captisol for use in the formulation of Licensed Product exclusively from CyDex and that, except as set forth in Section 3.7(d), this Agreement does not grant Company, its Affiliates or Sublicensees the right to manufacture (or have manufactured on their behalf) Captisol without CyDex’s prior written consent. CyDex agrees that CyDex shall produce (or have produced for it) and sell to Company one hundred percent (100%) of Company’s and its Affiliates’ and Sublicensees’ requirements for Captisol for use in the formulation of Licensed Product, during the Term and subject to the provisions of this Agreement and provided that, and notwithstanding anything to the contrary in this Agreement, in no event shall CyDex be obligated to supply to Company or its Affiliates or Sublicensees more than an aggregate quantity of [***] ([***]) kilograms of Captisol per year (the “Volume

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Threshold”). Purchases of Captisol may include Research Grade Captisol, Clinical Grade Captisol and/or Commercial Grade Captisol. Company may place orders for Captisol on behalf of its Affiliates and Sublicensees; provided, however that: (a) Company shall instruct CyDex as to the location for the shipment thereof; (b) Company shall guarantee payment to CyDex of all amounts payable with respect thereto; and (c) if Company requests that CyDex deliver such orders to Company for re-delivery thereof by Company to its Affiliates or Sublicensees, Company shall comply with all applicable laws, rules and regulations applicable to the transportation of Captisol from Company to its Affiliates and Sublicensees.

3.2 Supply Terms.

(a) Long-term Forecast. No later than [***] ([***]) months prior to the anticipated Commercial Launch Date by Company or its Affiliates or Sublicensees of a Licensed Product in any particular country, Company shall provide CyDex with a forecast setting forth Company’s nonbinding estimate of the required quantities of Commercial Grade Captisol for each of the following [***] ([***]) years. Such long-term nonbinding forecast shall thereafter be updated by Company at least once every [***] ([***]) months.

(b) Binding Detailed Forecast. At least [***] ([***]) [***] prior to the first order of Commercial Grade Captisol, Company shall deliver to CyDex a detailed rolling forecast setting forth Company’s requirements and anticipated delivery schedules for Commercial Grade Captisol for each calendar quarter during the succeeding twelve (12) month period (the “Detailed Forecast”). For purposes of this Agreement, a calendar quarter means the consecutive three (3) month period ending March 31, June 30, September 30, and December 31, respectively. The parties acknowledge and agree that the first calendar quarter covered in the Detailed Forecast may be for a period less than the full three (3) month period but that each subsequent calendar quarter shall be for a full three (3) month period. The Detailed Forecast shall thereafter be updated by Company quarterly on a rolling basis, no later than the [***] of each calendar quarter, so that each calendar quarter CyDex shall have been provided with a rolling Detailed Forecast for each calendar quarter during the twelve (12) month period commencing on the first day of the next calendar quarter following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be [***] Company, subject to the permissible variances set forth in Section 3.2(c) below, with respect to the first, second, and third calendar quarters covered by such updated Detailed Forecast (“Ql”, “Q2”, “Q3”, respectively, and where the fourth calendar quarter shall be “Q4”). If Company fails to provide any updated Detailed Forecast in accordance with this Section 3.2(b), [***].

(c) Detailed Forecast Variances. Each updated Detailed Forecast may modify the amount of Commercial Grade Captisol estimated in the previous Detailed Forecast in accordance with the following limitations (the “Purchase Volume Limitations”):

(i) for the Q1 covered by such updated Detailed Forecast, no change may be made to the forecast provided for the Q2 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;

(ii) for the Q2 covered by such updated Detailed Forecast, no change in excess of a [***] percent ([***]%) volume increase or decrease may be made to the forecast provided for the Q3 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) for the Q3 covered by such updated Detailed Forecast, no change in excess of a [***] percent ([***]%) volume increase or decrease may be made to the forecast provided for the Q4 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

In each case CyDex’s consent may be conditioned on such payment or other terms as CyDex may require.

(d) Purchase Orders. Together with each Detailed Forecast provided under Section 3.2(b), Company shall place a firm purchase order with CyDex in a form mutually agreed upon by the parties, for Company’s order of Commercial Grade Captisol for Q1 delivery consistent with the Detailed Forecast. Each purchase order, for all grades of Captisol, shall specify: (i) the grade of Captisol ordered (i.e., Commercial Grade Captisol, Clinical Grade Captisol or Research Grade Captisol); (ii) quantities; (iii) delivery dates; and (iv) reasonable shipping instructions. CyDex shall deliver orders of Captisol to Company on or within five (5) business days of Company’s requested delivery dates; provided, however, that the purchase order is received by CyDex at least ninety (90) days prior to the stipulated delivery date. No purchase order shall be binding upon CyDex until accepted by CyDex in writing; provided that CyDex (x) shall accept in writing within ten (10) days after CyDex’s receipt of each purchase order for Clinical Grade Captisol or Research Grade Captisol, (y) shall accept in writing within ten (10) days after CyDex’s receipt of each purchase order for Commercial Grade Captisol from Company with respect to the quantities of Captisol ordered that do not exceed the Purchase Volume Limitations, and (z) shall notify Company of CyDex’s ability to fill any quantities of such purchase order for Commercial Grade Captisol that are in excess of the Purchase Volume Limitations (but under the Volume Threshold) within thirty (30) days after CyDex’s receipt of such purchase order. CyDex shall not be obligated to accept such orders to the extent that the quantities of Commercial Grade Captisol ordered exceed the Purchase Volume Limitations, but CyDex shall use good faith efforts to fill such orders for such excess quantities (provided that such quantities are less than the Volume Threshold) from available supplies. If CyDex, despite the use of good faith efforts, is unable to supply such quantities that exceed the Purchase Volume Limitations to Company, such inability to supply shall not be deemed to be a breach of this Agreement by CyDex or a failure by CyDex to supply for any purpose. If any purchase order or other document submitted by Company hereunder or any invoice or other document passing between the parties contains terms or conditions in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall control and prevail and such additional or inconsistent terms are hereby expressly rejected.

3.3 Delivery. CyDex shall deliver to Company or Company’s designee each order of Captisol, packed for shipment in accordance with CyDex’s customary practices and the Specifications, EXW (Incoterms 2000) CyDex’s production point or storage facilities. Title and risk of loss and/or damage to Captisol shall pass to Company upon delivery of Captisol to Company or Company’s designee at CyDex’s production point or storage facilities. Company agrees, after Commercial Launch Date, to maintain an inventory of Captisol sufficient to supply

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

at least [***] ([***]) days’ worth of Company’s requirements. Quantities actually delivered to Company or Company’s designee pursuant to an accepted purchase order may vary from the quantities reflected in such purchase order by up to [***] percent ([***]%) and still be deemed to be in compliance with such purchase order; provided, however, that Company shall only be invoiced and required to pay for the quantities of Captisol that CyDex actually delivers to Company or Company’s designee. CyDex will use commercially reasonable efforts to include, in the next shipment of Captisol to Company, any quantities ordered pursuant to an accepted purchase order but not delivered.

3.4 Modified Specifications. CyDex may change the Specifications during the Term with written notification to Company. In such event, CyDex shall give Company at least [***] ([***]) days to respond to such notice of change. Company and CyDex shall cooperate regarding initiating any changes to the Specifications and to have such change approved by all regulatory agencies having jurisdiction. In addition, if any regulatory agency having jurisdiction requires CyDex to implement any changes to the Specifications, CyDex shall use all reasonable efforts to make such changes. If a regulatory agency requires a change to the Specifications where such change is specific to Captisol as implemented in the Licensed Product, then [***] shall be responsible for the costs incurred to generate such unique, modified Specifications, provided that the parties will mutually agree on such costs prior to CyDex’s commencement of implementation of such change. In the event of a change initiated by CyDex, if requested by Company, CyDex shall provide to Company the right to purchase an amount of Captisol not greater than a [***] ([***]) [***] supply prior to such change in Specifications in order to allow the Company to maintain supply of Licensed Product until the new Specifications are validated with Licensed Product.

3.5 Quality Control; Acceptance and Rejection.

(a) Quality Control. CyDex shall conduct or have conducted quality control testing of Captisol prior to shipment in accordance with the Specifications and other CyDex-approved quality control testing procedures (the “Testing Methods”). CyDex shall retain or have retained accurate and complete records pertaining to such testing. Each shipment of Captisol hereunder shall be accompanied by a certificate of analysis for each lot of Captisol therein.

(b) Acceptance Testing. Company shall have a period of [***] ([***]) days from the date of receipt to test or cause to be tested Captisol supplied under this Agreement. Company or its designee shall have the right to reject any shipment of Captisol that does not conform with the Specifications at the time of delivery pursuant to Section 3.3 hereof when tested in accordance with the Testing Methods or that otherwise does not meet the Manufacturing Standards. All shipments of Captisol shall be deemed accepted by Company unless CyDex receives written notice of rejection from Company within such [***] ([***]) day period describing the reasons for the rejection in reasonable detail. Once a delivery of Captisol is accepted or deemed accepted hereunder, Company shall have no recourse against CyDex in the event Captisol is subsequently deemed unsuitable for use for any reason, except as provided in Section 10 below.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Confirmation. After its receipt of a notice of rejection from Company pursuant to Section 3.5(b) above, CyDex shall notify Company as soon as reasonably practical but no later than [***] ([***]) days whether it accepts Company’s basis for rejection and Company shall cooperate with CyDex in determining whether such rejection was necessary or justified. If the parties are unable to agree as to whether a shipment of Captisol supplied by CyDex or its Third-Party Manufacturer hereunder meets the Specifications, such question shall be submitted to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne by the party whose results are shown by such laboratory to have been incorrect.

(d) Return or Destruction of Rejected Shipments. Company may not return or destroy any batch of Captisol until it receives written notification from CyDex that CyDex does not dispute that the batch fails to meet the Specifications. CyDex will indicate in its notice either that Company is authorized to destroy the rejected batch of Captisol or that CyDex requires return of the rejected Captisol. Upon written authorization from CyDex to do so, Company shall promptly destroy the rejected batch of Captisol and provide CyDex with written certification of such destruction. Upon receipt of CyDex’s request for return, Company shall promptly return the rejected batch of Captisol to CyDex. In each case, CyDex will reimburse Company for the documented, reasonable costs associated with the destruction or return of the rejected Captisol within thirty (30) days.

(e) Refund or Replacement. Company shall not be required to pay any invoice with respect to any shipment of Captisol properly rejected pursuant to this Section 3.5. Notwithstanding the foregoing, Company shall be obligated to pay in full for any rejected shipment of Captisol that is subsequently determined to meet the Specifications in all material respects, irrespective of whether Company has already paid CyDex for a replacement shipment. If Company pays in full for a shipment of Captisol and subsequently properly rejects such shipment in accordance with this Section 3.5, Company shall be entitled, upon confirmation that such shipment failed to meet the Specifications in all material respects, either: (i) to a refund or credit equal to the purchase price paid with respect to such rejected shipment; or (ii) to require CyDex to replace such rejected shipment at no additional cost to Company. Company acknowledges and agrees that, except for the indemnification obligations set forth in Section 10 below, Company’s rights to a refund or credit for or to receive replacement of properly rejected shipments of Captisol hereunder shall be Company’s sole and exclusive remedy, and CyDex’s sole obligation, with respect to non-conforming Captisol delivered hereunder.

(f) Exceptions. Company’s rights of rejection, return, refund and replacement set forth in this Section 3.5 shall not apply to any Captisol that is non-conforming due to damage (i) caused by Company, its Affiliates or Sublicensees or their respective employees or agents, including but not limited to, misuse, neglect, improper storage, transportation or use beyond any dating provided or (ii) that occurs subsequent to delivery of such Captisol to the carrier at the point of origin, including but not limited to any damage caused thereafter by accident, fire or other hazard and CyDex shall have no liability or responsibility to Company with respect thereto.

LICENSE AND SUPPLY AGREEMENT	PAGE 11

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.6 Facilities and Inspections. Without limiting CyDex’s responsibility under this Agreement, CyDex shall have the right at any time to satisfy its supply obligations to Company hereunder either in whole or in part through arrangements with third parties engaged to perform services or supply facilities or goods in connection with the manufacture or testing of Captisol (each, a “Third-Party Manufacturer”). CyDex shall give Company at least sixty (60) days prior written notice of any such arrangement. The parties hereby agree that [***] is a Third-Party Manufacturer as of the Effective Date of this Agreement. CyDex shall permit no more than two (2) of Company’s authorized representatives, during normal working hours and upon reasonable prior notice to CyDex but in no event less than sixty (60) days’ prior notice, to inspect that portion of all CyDex facilities utilized for the manufacture, preparation, processing, storage or quality control of Captisol or such facilities of any Third-Party Manufacturer, once per calendar year per facility for existing facilities (unless the inspection reveals material deficiencies or concerns which require additional follow-up inspections, including without limitation, noncompliance with GMP, Specifications or any applicable law). In addition, CyDex shall permit any such inspection of a new facility (one time per new facility) upon not less than sixty (60) days’ prior notice and such initial inspection shall not count as a yearly inspection under the preceding sentence. If any such inspection is of a facility of a Third Party Manufacturer, Company shall pay, on a pass through basis, the amount charged to CyDex by its Third Party Manufacturer specifically by reason of Company’s participation in such inspection. Company’s authorized representatives shall be accompanied by CyDex personnel at all times, shall be qualified to conduct such manufacturing audits, shall comply with all applicable rules and regulations relating to facility security, health and safety, and shall execute a written confidentiality agreement with terms at least as restrictive as those set forth in Section 8 hereof. In no event shall any such manufacturing audit exceed two (2) days in duration. Company shall ensure that its authorized representatives conduct each manufacturing audit in such a manner as to not interfere with the normal and ordinary operations of CyDex or its Third-Party Manufacturer. CyDex shall inform Company of any regulatory inspection that may impact Captisol or the Licensed Product and shall provide Company with a summary of the outcome of such inspection and a copy of any Form 483 or other letter of deficiency received from a regulatory agency inspection, subject to confidentiality obligations of CyDex to Third Parties related to matters other than Captisol alone. Except as expressly set forth in this Section 3.6, neither Company nor its Affiliates, Sublicensees or their respective employees or representatives shall have access to CyDex’s facilities or the facilities of any Third-Party Manufacturer.

3.7 Inability to Supply.

(a) Notice. CyDex shall notify Company if CyDex is unable to supply the quantity of (i) Commercial Grade Captisol ordered by Company in accordance with the Purchase Volume Limitations set forth in Section 3.2(c) or (ii) Research Grade Captisol or Clinical Grade Captisol ordered by Company as set forth in Section 3.2(d) above: (1) within twenty (20) days after CyDex’s receipt of a purchase order from Company as provided in Section 3.2(d); or (2) immediately upon becoming aware of an event of force majeure or any other event that would render CyDex unable to supply to Company the quantity of Captisol that CyDex is required to supply hereunder.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Allocation. If CyDex is unable to supply to Company the quantity of Captisol that CyDex is required to supply hereunder, CyDex (i) shall allocate its available Captisol among Company and any other purchasers of Captisol with which CyDex then has an on-going contractual relationship, in proportion to the quantity of Captisol for which each of them has orders pending at such time and (ii) shall take all reasonable steps necessary to minimize supply delays. The supply allocation provided in this Section 3.7(b) shall be CyDex’s sole obligation and Company’s sole and exclusive remedy for any supply shortage.

(c) Shortage of Supply and Back-Up Manufacturing Rights. If (1) CyDex fails to timely supply to Company at least [***] percent ([***]%) of the quantities of Captisol properly forecasted and ordered by Company (and provided such order was within the Purchase Volume Limitations) that conform to the Specifications for [***] ([***]) [***] or (2) CyDex is unable to supply or to timely supply to Company the quantity of Captisol that CyDex is required to deliver to Company pursuant to accepted purchase orders due to an event of Force Majeure that actually lasts, or is expected to last, for more than [***] ([***]) days (each, a “Failure to Supply”), then the following provisions shall be applicable:

(i) Alternate Facility. First, at Company’s written request, CyDex shall use commercially reasonable efforts to procure that its Third Party Manufacturer validate and qualify a backup manufacturing facility for the manufacture of Captisol.

(ii) Alternate Supplier. Second, at Company’s written request, if the Third Party Manufacturer is unable to validate and qualify an alternate facility pursuant to clause (i) above, CyDex shall use commercially reasonable efforts to qualify one or more alternate suppliers for the manufacture of Captisol, including without limitation, obtaining Third-Party Manufacturer’s reasonable cooperation with CyDex to qualify such alternate supplier.

(iii) Transfer of Manufacturing Technology. Third, if CyDex is unable to procure an alternate facility pursuant to clause (i) above or alternate supplier pursuant to clause (ii) above within [***] ([***]) days of the first occurrence of the Failure to Supply event, Company may, by providing written notice of the occurrence of such Failure to Supply, elect to assume manufacturing of Captisol under its Manufacturing License (as defined in paragraph (d)). In the event Company elects to use another supplier to manufacture and supply Captisol pursuant to this Section 3.7(c), CyDex, within sixty (60) days of receipt of Company’s written notice, shall provide Company with the documentation, know-how and technical information that is necessary to make and have made Captisol, and shall fully cooperate with Company in the implementation of the manufacturing process. Company shall pay for (i) CyDex’s reasonable actual out of pocket costs related to such activities, and (ii) the reasonable costs of the time of CyDex’s employees and contractors incurred for such transfer of the manufacturing process at the rate of $[***] per person per hour. To the extent practicable, CyDex shall continue to supply Company with its needs of Captisol under the terms of this Agreement until Company is capable of doing so.

(d) Manufacturing License. CyDex hereby grants to Company a non exclusive, non-transferable license (without the right to sublicense other than to its contract manufacturers designated under Section 3.7(c)(iii) under all intellectual property rights owned or

LICENSE AND SUPPLY AGREEMENT	PAGE 13

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

licensed by CyDex and its Affiliates solely to make, or to have made, Captisol for the purpose of meeting Company’s requirements of Captisol for use in the manufacture of the Licensed Product in the Territory (“Manufacturing License”) for the remainder of the Term; provided that such Manufacturing License shall not be exercised until the occurrence of a Failure to Supply. For clarity, the Manufacturing License shall not include the right to make Captisol for any other product or for any third party other than Company’s Affiliates and Sublicensees, and Company’s exercise of the Manufacturing License and back-up manufacturing right pursuant to Section 3.7(c) hereof shall not be deemed a violation of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon exercise of its Manufacturing License, Company shall thereafter no longer be required to purchase any of its requirements of Captisol from CyDex under this Agreement to the extent Company has become obligated to purchase its requirements for Captisol from the back-up manufacturer under this Section.

4.	COMPENSATION.

4.1 Payments and Royalties for Licenses.

(a) One-Time Fee. Company shall pay to CyDex a non-refundable, one-time fee of three hundred thousand dollars ($300,000) in partial consideration of the rights granted Company under this License and Supply Agreement, which amount shall be due and payable in full upon the Effective Date.

(b) Milestone Payments. Within ten (10) days following the first occurrence of each of the milestone events listed below with respect to Licensed Product, Company shall provide written notice to CyDex of the achievement of such milestone event, and within thirty (30) days of the occurrence of each of the milestone events, pay to CyDex the applicable non-refundable milestone fee listed next to each such event in further consideration of the rights granted Company hereunder. The milestone payments are as follows:

MILESTONE	MILESTONE PAYMENT
Upon the commencement of [***]	US$[***]
Upon the commencement of [***]	US$[***]
Upon filing of [***]	US$[***]
Upon receipt of the [***]	US$[***]
Upon receipt of the [***]	US$[***]
Upon the [***]	US$[***]

(c) Royalties.

(i) In addition to amounts payable pursuant to Sections 4.1(a) and 4.1(b) above, Company shall, subject to the adjustments set forth in this Section, make royalty payments to CyDex during the Term on a calendar quarterly basis, in an amount equal to [***] ([***]%) of the applicable Net Sales during such quarter arising from the sale of the Licensed Product in the Territory, commencing on the first Commercial Launch Date of the Licensed Product in the Territory. All royalties payable to CyDex pursuant to this Section 4.1(c)(i) shall be due and payable within thirty (30) days after the conclusion of each calendar quarter.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) Following the expiration of the last Valid Claim of the Licensed Patent to expire in the country of sale, on a country-by-country basis, Company shall have the right to reduce by [***] percent ([***]%) the royalty payments owed pursuant to Section 4.1(c)(i) with respect to Net Sales arising from the sale of Licensed Product in such country. All royalties payable to CyDex pursuant to this Section 4.1(c) shall be due and payable within thirty (30) days after the conclusion of each calendar quarter. Company’s obligation to pay royalties pursuant to this Section 4.1(c) shall continue, on a country-by-country basis, in the country of sale until the [***] ([***]) anniversary of the expiration date of the last Valid Claim of a Licensed Patent to expire in such country, provided that, if there has never been a Valid Claim of a Licensed Product in the country of sale, then the royalty obligation will terminate on the [***] anniversary of first Commercial Launch Date in such country.

(iii) CyDex will be responsible for all amounts due to third parties on the manufacturing, use or sale of bulk Captisol under agreements to which CyDex is a party. In the event Company requires a license to any third party intellectual property covering the manufacture or composition of bulk Captisol (but not the use of bulk Captisol within the Licensed Product):

(A)	CyDex shall have the [***] to seek to acquire, using commercially reasonable efforts, such license at [***]. If CyDex is successful, such rights shall be included within the license granted to Company pursuant to Section 2.1 (a) or (b) above [***] hereunder.

(B)	If after [***] ([***]) days CyDex has not acquired such license, then Company may seek to acquire, using commercially reasonable efforts, such license at [***], provided that Company may offset [***] ([***]%) of any upfront payments, milestones, royalties and other amounts paid to such third party under such license against amounts due to CyDex under this Agreement. Amounts available for offset under this Section and not used as a credit against payments due to CyDex in the period incurred may be carried over to future periods until fully utilized.

(iv) In establishing the royalty structure hereunder, the parties recognize, and Company acknowledges, the substantial value of the various obligations being undertaken by CyDex under this Agreement, in addition to the grant of the licenses under the Licensed Patents and Captisol Data Package, to enable the rapid and effective market introduction of the Licensed Product in the Territory. The parties have agreed to the payment structure set forth herein as a convenient and fair mechanism to compensate CyDex for these obligations.

4.2 Pricing for Captisol.

(a) Pricing. The purchase prices for Captisol are as specified in Exhibit C attached hereto. CyDex reserves the right to increase the purchase prices set forth on Exhibit C on [***] during the Term, by written notice to Company, by a percentage equal to the aggregate percentage increase, if any, in the Producer Price Index, Pharmaceutical Preparation Mfg -

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

pcu325412325412 PCU as reported by the Bureau of Labor Statistics, U.S. Department of Labor, for the 12-month period ending October 31 of the prior year. The minimum order for Commercial Grade Captisol shall be in [***] ([***]) [***] increments. Notwithstanding the foregoing, if Company fails to order for any Q1 a quantity of Commercial Grade Captisol to be delivered during such Q1 that is equal to or greater than the quantity of Commercial Grade Captisol Company is obligated to purchase pursuant to the applicable Detailed Forecast (the difference between the quantity of Commercial Grade Captisol Company is obligated to purchase in Q1 pursuant to the applicable Detailed Forecast and the amount of Commercial Grade Captisol that Company actually orders in Q1, the “Shortfall”), then provided that (i) CyDex has used commercially reasonable efforts to mitigate and (ii) CyDex is not in breach of its supply obligation under this Agreement, Company agrees to reimburse CyDex for the cost of any raw materials and supplies acquired or used in anticipation of supplying Company with such Shortfall to the extent that such raw materials and supplies cannot be redeployed to other projects and any resulting Commercial Grade Captisol cannot be resold to other customers or utilized by Company in the next [***] ([***]) day period.

(b) Invoicing; Payment. CyDex shall invoice Company upon shipment of each order of Captisol. All invoices shall be sent to the address specified in the applicable purchase order, and each invoice shall state the purchase price for Captisol in such shipment, plus any insurance, taxes, shipping costs or other costs incidental to such purchase or shipment initially paid by CyDex but to be borne by Company hereunder; provided, however, that if such insurance, taxes, shipping costs or other costs incidental to such purchase or shipment initially paid by CyDex but to be borne by Company are not known at the time CyDex invoices Company for the purchase price for the Captisol ordered by Company, CyDex may invoice such costs at a later date. Payment of such invoices shall be made within thirty (30) days after the date thereof.

4.3 Currency. All amounts due hereunder are stated in, and shall be paid in, U.S. dollars. Net Sales based on foreign revenue will be converted to U.S. dollars at the average rate of exchange over the thirty (30) days preceding the date payment is due based on the exchange rates published in The Wall Street Journal, Eastern U.S. Edition. Company shall provide CyDex, together with each royalty payment owed pursuant to Section 4.1(c) above, a schedule detailing the calculation of Net Sales resulting from the conversion of foreign revenue to U.S. dollars as set forth herein.

4.4 Taxes. All amounts due hereunder exclude all applicable sales, use, and other taxes, and Company will be responsible for payment of all such taxes (other than taxes based on CyDex’s income), fees, duties, and charges, and any related penalties and interest, arising from the payment of amounts due hereunder or the sublicense or license, as the case may be, under the Licensed Patents and Captisol Data Package hereunder. Company shall make all payments to CyDex hereunder free and clear of, and without reduction for, any withholding taxes; any such taxes imposed on payments of amounts to CyDex hereunder will be Company’s sole responsibility, and Company will provide CyDex with official receipts issued by the appropriate taxing authority, or such other evidence as the CyDex may reasonably request, to establish that such taxes have been paid. Company shall indemnify and hold CyDex harmless from any and all such taxes and any actions brought against CyDex by any taxing authority with respect to such taxes.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5 Late Payments. Unpaid balances shall accrue interest, from due date until paid, at a rate equal to the lesser of (i) the prime rate, as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due, plus an additional two percent (2%) or (ii) the maximum rate permitted under applicable law. If any amount due hereunder and not subject to a reasonable, good-faith dispute by Company remains outstanding for more than forty-five (45) days after its due date, CyDex may, in addition to any other rights or remedies it may have, refuse to ship Captisol hereunder except upon payment by Company in advance.

5.	RECORDS; REPORTS; AUDIT.

5.1 Records. During the Term and for a period of three (3) years thereafter, Company shall, and shall require its Affiliates and Sublicensees to, maintain complete and accurate records relating to Net Sales of Licensed Product, provided that records for any given calendar year shall not be required to be retained for more than three (3) years after the end of such calendar year.

5.2 Reports.

(a) Quarterly Reports. Within thirty (30) calendar days following the conclusion of each calendar quarter during the Term after the date of first commercial sale of Licensed Product, Company shall provide CyDex with written reports with respect to such calendar quarter that set forth in reasonable detail complete and accurate records of Company’s, its Affiliates’ and Sublicensees’ Net Sales of the Licensed Product on a country-by-country basis in the Territory during such period and showing the currency calculation for such period as specified in Section 4.3.

(b) Annual Reports. Annually, by December 31st of each calendar year during the Term, Company shall provide CyDex with written reports that: (i) describe in reasonable detail Company’s progress made toward achievement of the milestones specified in Section 4.1(b) above during such calendar year; (ii) summarize in reasonable detail Company’s communications and meetings involving the FDA related to Captisol during such calendar year; (iii) detail a nonbinding estimate Company’s anticipated preclinical and clinical use of Captisol for the next calendar year; (iv) provide CyDex with Company’s non-binding, reasonable, estimated rolling projection for sales of the Licensed Product in the Territory, in terms of volume quantities and Net Sales values for the next [***] ([***]) [***]; and (v) set forth such other information regarding Captisol as mutually agreed upon by the parties.

5.3 Audit. During the Term and for a period of [***] ([***]) years thereafter, CyDex shall have the right, no more frequently than once per year and only during normal business hours and upon reasonable notice, to inspect and audit Company’s and its Affiliates’ and Sublicensees’ records required to be maintained under Section 5.1 relevant to Net Sales. No calendar year may be audited more than once or more than three years after the end of such year. The costs of such audits shall be borne solely by CyDex; provided, however, that in the event such an audit reveals either a failure by Company to pay any applicable milestone payment due or an underpayment by Company of royalties owed hereunder, Company shall immediately (i) pay CyDex all amounts by which Company has underpaid CyDex as revealed by the audit, plus interest accrued thereon (from the applicable original due date) at the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

rate set forth in Section 4.5 above and (ii) reimburse CyDex for the costs of such audit if such underpayment is more than [***] percent ([***]%) of the total due for the relevant period. In the event the audit report shows an overpayment by Company, CyDex shall refund the amount of the overpayment to Company within thirty (30) days of receipt of the audit report. All information concerning royalty payments and reports, and any information learned in the course of any audit or inspection under this Section 5.3, shall be deemed to be Confidential Information of Company, subject to the terms and provisions of Section 8 below, except to the extent necessary for CyDex to enforce its rights under this Agreement.

6.	DEVELOPMENT AND COMMERCIALIZATION BY COMPANY.

6.1 Diligence. Company agrees that, during the Term, it will (i) use, and shall require its Affiliates and Sublicensees to use, commercially reasonable efforts to obtain Marketing Approval in at least one of the US, EU and Japan (the “Major Markets”) and to market, promote, and sell Licensed Product thereafter in each country in which Marketing Approval is obtained, in an effort to maximize Net Sales and royalties payable under this Agreement, and (ii) comply with the requirements set forth in Exhibit D hereto. For clarity, in the event that Company fails to use commercially reasonable efforts to meet the requirements of the foregoing sentence, CyDex shall, as its sole remedy, have the right to terminate this Agreement pursuant to Section 13.2 hereof.

6.2 Costs and Expenses. Company shall be solely responsible for all costs and expenses related to its development and commercialization of the Licensed Product, including without limitation costs and expenses associated with all preclinical activities and clinical trials, and all regulatory filings and proceedings relating to the Licensed Product.

6.3 In Vivo Studies. If Company wishes to conduct any in vivo study (preclinical or clinical, in animals or in humans, each a “Study”) of the Licensed Product utilizing Captisol, then Company shall notify CyDex of any such Study and the name of the protocol therefor in writing at least fourteen (14) days prior to commencing such Study for pre-clinical studies, and at least thirty (30) days prior to commencing such Study for clinical studies, and the following provisions shall apply:

(a) Dosing. Company shall not exceed the maximum allowable dosing levels of Captisol specified in Exhibit E hereto without the written consent of CyDex.

(b) Review of Protocol. Company shall provide information regarding each protocol for each Study and agrees to allow CyDex to review and comment upon the aspects of such protocol which pertain solely to the use and administration of Captisol. Company shall give due consideration and reasonably incorporate any input that CyDex provides regarding such protocol to the extent it pertains solely to the use and administration of Captisol.

(c) Evaluation. If CyDex reasonably determines that such study would generate data related to Captisol alone that would materially adversely affect use of Captisol, CyDex shall notify Company within the above-specified review periods, and the parties shall discuss and attempt to resolve the matter in good faith. If the parties cannot resolve such matter within fifteen (15) days after CyDex notifies Company of such determination, then the dispute

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall be presented to the Chief Executive Officer of each party, or his or her respective designee, for resolution. If the parties’ Chief Executive Officers, or their respective designees, cannot resolve the dispute within thirty (30) days of being requested by a party to resolve such dispute, either party may initiate a short-form arbitration proceeding pursuant to Section 14.4(b) below.

(d) Compliance with Laws. Company represents and warrants that each Study will be performed in accordance with all applicable laws, regulations and requirements. Company will provide or cause to be provided all appropriate warnings to participants enrolled in each Study and obtain or cause to be obtained appropriate documentation of informed consent from all participants in each such Study.

(e) Adverse Events. Company agrees to immediately inform CyDex if any adverse effects are observed and ascribed to Captisol in any Study in accordance with Section 7.3 hereof. To accurately track adverse events and preserve the validity of each Study involving Captisol, Company shall only use Captisol supplied by CyDex for each such Study, and shall not use and any other cyclodextrin product supplied by a third party in the same Study unless a Failure to Supply event has occurred.

(f) Reporting and Study Data. Within three (3) months after the completion of the Final Study Report for the relevant Study, Company shall provide to CyDex a summary of the data and results of each Study that pertain solely to Captisol, and Company hereby grants to CyDex a non-exclusive, royalty-free license (with the right to sublicense) to use and disclose such data, including without limitation to update the DMF for Captisol.

(g) Review of Regulatory Filings and Publications. At least fourteen (14) days prior to a submission of any proposed written publication material or regulatory submission (which shall be subject to the restrictions of Section 8 hereof) reporting the results of a Study, Company shall provide to CyDex for CyDex’s review and comment a copy of the portion of such proposed written publication, material or regulatory submission reporting results of a Study that refers to Captisol alone. Company shall give due consideration to and reasonably incorporate any input that CyDex provides regarding the portion of any publication that refers to Captisol alone.

6.4 Right of Reference. Company shall have the right to reference the DMF solely in connection Company’s regulatory filings submitted in connection with INDs or equivalent filings or obtaining Marketing Approval for the Licensed Product.

6.5 Access to Company’s Data. CyDex shall have the right to reference and utilize all toxicology/safety and other relevant scientific data developed on Captisol alone (and not in conjunction with a product formulation) by Company, its Sublicensees or Affiliates in connection with CyDex’s development and commercialization of Captisol or compounds, at no cost to CyDex. Upon request by CyDex, Company shall either provide CyDex with a copy of all such data or shall make such data accessible to CyDex at such times and locations mutually agreed upon by the parties.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.	REGULATORY MATTERS.

7.1 Captisol Information Submitted for Regulatory Review. Except as otherwise set forth herein, Company shall be solely responsible for all communications with regulatory agencies in connection with the Licensed Product. Notwithstanding the foregoing, Company shall provide CyDex with copies of the portions of all regulatory submissions related to Captisol data alone (and not in conjunction with any product formulation) thirty (30) days prior to submission and shall allow CyDex to review and comment upon said submissions. If CyDex reasonably determines that any data on Captisol alone included in such submission would materially adversely affect another product utilizing Captisol, CyDex shall notify Company within thirty (30) days of receipt of such submission, and the parties shall discuss and attempt to resolve the matter in good faith. If the parties cannot resolve such matter within thirty (30) days after CyDex notifies Company of such a determination, then the dispute shall be presented to the Chief Executive Officer of each party, or his or her respective designee, for resolution. If the parties’ Chief Executive Officers, or their respective designees, cannot resolve the dispute within thirty (30) days of being requested by a party to resolve such dispute, either party may initiate a short-form arbitration proceeding pursuant to Section 14.4(b) below. Company shall inform CyDex of meetings with the FDA (or other regulatory agencies in the Territory) regarding the Licensed Product, a reasonable period of time prior to such event (with reasonableness determined by how much notice Company has of such meeting) and shall allow CyDex to participate in any FDA (or other regulatory agency) review that might reasonably include inquiries regarding Captisol. If Company submits written responses to the FDA that include data on Captisol alone, CyDex shall be permitted to review such written materials prior to submission. If CyDex reasonably objects to the contents of such written responses relating to Captisol alone, the parties agree to cooperate in working toward a reasonable and mutually agreeable response.

7.2 Material Safety. CyDex shall promptly provide Company, in writing, from time to time, with (a) relevant information currently known to it regarding handling precautions, toxicity and hazards with respect to Captisol, and (b) the then-current material safety data sheet for Captisol. Notwithstanding the foregoing or anything in this Agreement to the contrary, Company is solely responsible for (i) use of all documentation provided by CyDex, including without limitation, use in any regulatory submission to the FDA or any other regulatory agency in the Territory, (ii) document control and retention, and (iii) determining the suitability of any documentation provided by CyDex hereunder for use in any regulatory submission.

7.3 Adverse Event Reporting.

(a) By Company. Company shall adhere, and shall require that its Affiliates, Sublicensees, co-marketers and distributors adhere, to all requirements of applicable law and regulations that relate to the reporting and investigation of any adverse event, including without limitation an unfavorable and unintended diagnosis, symptom, sign (including an abnormal laboratory finding), syndrome or disease, whether or not considered Captisol or Licensed Product-related, which occurs or worsens following administration of Captisol or Licensed Product. Company shall provide CyDex with copies of all reports of any such adverse event which is serious (any such adverse event involving Captisol or the Licensed Product that results

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

in death, is life-threatening, requires or prolongs inpatient hospitalization, results in disability, congenital anomaly or is medically important (i.e., may require other medical or surgical intervention to prevent other serious criteria from occurring)) which Company has reason to believe is associated with Captisol within ten (10) business days following (i) Company’s submission of any such report to any regulatory agency, or (ii) receipt from Company’s Sublicensee, co-marketer or distributor of any such report submitted to any regulatory agency. Company shall also advise CyDex regarding any proposed labeling or registration dossier changes affecting Captisol. Reports from Company shall be delivered to the attention of Vice President, Chief Scientific Officer, CyDex, with a copy to Chief Executive Officer, CyDex, at the address set forth in Section 14.7. The parties shall mutually cooperate with regard to investigation of any such serious adverse event, whether experienced by Company, CyDex or any Affiliate, Sublicensee, co-marketer or distributor of Company.

(b) By CyDex. For products being developed by CyDex of its Affiliate (for which CyDex or its Affiliate holds the relevant IND) CyDex shall adhere, and shall require that its Affiliates adhere, to all requirements of applicable law and regulations that relate to the reporting and investigation of any adverse event, including without limitation an unfavorable and unintended diagnosis, symptom, sign (including an abnormal laboratory finding), syndrome or disease attributed to Captisol. CyDex shall provide Company with copies of all reports of any such adverse event which is serious (any such adverse event attributed to Captisol that results in death, is life-threatening, requires or prolongs inpatient hospitalization, results in disability, congenital anomaly or is medically important (i.e., may require other medical or surgical intervention to prevent other serious criteria from occurring)) which CyDex has reason to believe are associated with Captisol within two (2) business days following (i) CyDex’s submission of any such report to any regulatory agency, or (ii) receipt from CyDex of any such report. CyDex shall also advise Company regarding any proposed labeling or registration dossier changes affecting Captisol. Reports from CyDex shall be delivered to the attention of Vice President, Chief Scientific Officer, Company, with a copy to Chief Executive Officer, Company, at the address set forth in Section 14.7.

7.4 Product Recalls. If any Captisol should be alleged or proven not to meet the Specifications, Company shall notify CyDex immediately, and both parties shall cooperate fully regarding the investigation and disposition of any such matter. If (i) Company and CyDex agree in writing that it is appropriate to recall any Licensed Product, or (ii) the FDA requires the recall of any Licensed Product, and in either case such recall is due to the failure of Captisol to conform to the relevant Specifications or to otherwise meet the Manufacturing Standards at the time of delivery by CyDex, then CyDex agrees, upon substantiation thereof, to refund the purchase price for such Captisol and to pay the out-of-pocket costs of Company and its Affiliates and Sublicensees related to such recall, provided that such obligations shall be (i) the sole remedy of Company regarding such recall, and (ii) subject to Section 11 (Limitation of Liability) below, provided that the foregoing limitations will not apply to CyDex’s indemnification obligation with respect to third party personal injury or death products liability claims under Section 10.1. Company shall maintain records of all sales of Licensed Product and customers sufficient to adequately administer any such recall, for a period of [***] ([***]) years after expiration or termination of this Agreement.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.	CONFIDENTIALITY.

8.1 Definition. Company and CyDex each recognizes that during the Term, it may be necessary for a party (the “Disclosing Party”) to provide Confidential Information (as defined herein) to the other party (the “Receiving Party”) that is highly valuable, the disclosure of which would be highly prejudicial to such party. The disclosure and use of Confidential Information will be governed by the provisions of this Section 8. Neither Company nor CyDex shall use the other’s Confidential Information except as expressly permitted in this Agreement. For purposes of this Agreement, “Confidential Information” means all information disclosed by the Disclosing Party to the Receiving Party and designated in writing by the Disclosing Party as “Confidential” (or equivalent), and all material disclosed orally which is declared to be confidential by the Disclosing Party and confirmed in writing delivered to the Receiving Party within thirty (30) days of such disclosure, including but not limited to product specifications, data, know-how, formulations, product concepts, sample materials, business and technical information, financial data, batch records, trade secrets, processes, techniques, algorithms, programs, designs, drawings, and any other information related to a party’s present or future products, sales, suppliers, customers, employees, investors or business. Without limiting the generality of the foregoing, CyDex’s Confidential Information includes all materials provided as part of the Captisol Data Package. Notwithstanding anything in this Agreement to the contrary other than Section 8.3 (Exceptions), Company’s Confidential Information includes all information and materials provided to CyDex under this Agreement related to Licensed Product; Net Sales; the status of development activities; Studies; and regulatory filings, in each case whether or not marked or identified as confidential.

8.2 Obligation. CyDex and Company agree that they will disclose the other’s Confidential Information to its own officers, employees, consultants and agents only if and to the extent necessary to carry out their respective responsibilities under this Agreement or in accordance with the exercise of their rights under this Agreement, and such disclosure shall be limited to the maximum extent possible consistent with such responsibilities and rights. Neither party shall disclose Confidential Information of the other to any third party without the other’s prior written consent, and any such disclosure to a third party shall be pursuant to the terms of a non-disclosure agreement no less restrictive than this Section 8 provided Company shall not require such consent for disclosure of Confidential Information of CyDex to Company’s Affiliates and Sublicensees. Each party shall take such action to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information (but in no event less than a reasonable standard of care). Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request, promptly following the expiration or termination of this Agreement, except as required by law to be retained and provided that neither party shall be required to return or destroy Confidential Information included in regulatory filings or submissions or maintained on automatically created system back-up media.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3 Exceptions. The use and non-disclosure obligations set forth in this Section 8 shall not apply to any Confidential Information, or portion thereof, that the Receiving Party can demonstrate:

(i) at the time of disclosure is in the public domain;

(ii) after disclosure, becomes part of the public domain, by publication or otherwise, through no fault of the Receiving Party;

(iii) at the time of disclosure is already in the Receiving Party’s possession, and such prior possession can be properly demonstrated by the Receiving Party, with the exception of Confidential Information exchanged between parties prior to the execution of this Agreement; or

(iv) is made available to the Receiving Party by an independent third party, provided, however, that to the Receiving Party’s knowledge, such information was not obtained by said third party, directly or indirectly, from the Disclosing Party hereunder.

In addition, the Receiving Party may disclose information that is required to be disclosed by law, by a valid order of a court or by order or regulation of a governmental agency including but not limited to, regulations of the United States Securities and Exchange Commission (the “SEC”), or in the course of litigation, provided that in all cases the Receiving Party shall give the other party prompt notice of the pending disclosure and makes a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

8.4 Injunction. Each party agrees that should it breach or threaten to breach any provisions of this Section 8, the Disclosing Party will suffer irreparable damages and its remedy at law will be inadequate. Upon any breach or threatened breach by the Receiving Party of this Section 8, the Disclosing Party shall be entitled to seek injunctive relief in addition to any other remedy which it may have, without need to post any bond or security.

8.5 Third Party Information. Company acknowledges that CyDex’s Confidential Information includes information developed by [***] (“[***]”) that is confidential to both CyDex and [***]. In so far as Confidential Information of [***] is disclosed, [***] is a third-party beneficiary of this Section 8 of this Agreement and may enforce it or seek remedies pursuant to it in accordance with its terms.

9.	REPRESENTATIONS AND WARRANTIES.

9.1 Mutual Representations and Warranties. Each party represents and warrants to the other as follows:

(i) it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

(ii) it has the complete and unrestricted power and right to enter into this Agreement and to perform its obligations hereunder;

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity;

(iv) the execution, delivery and performance of this Agreement by such party do not conflict with any agreement, instrument or understanding, oral or written, to which such party is a party or by which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such party;

(v) all consents, approvals and authorizations from all governmental authorities or other third parties required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained;

(vi) no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such party for any commission, fee or other compensation as a finder or broker because of any act by such party or its agents, or, with respect to Company, because of any act by its Affiliates or Sublicensees;

(vii) it has not entered into any agreement with any third party that is in conflict with the rights granted to the other party pursuant to this Agreement; and

(viii) neither it nor its Affiliates has been debarred or is subject to debarment, and such party will not use in any capacity in connection with this Agreement any person or entity who has been debarred pursuant to Section 306 of the United States Federal Food, Drug and Cosmetic Act.

9.2 Additional CyDex representations, Warranties, and Covenants. CyDex represents, warrants, and covenants to Company as of the Effective Date that:

(i) CyDex has the full right, power, and authority to grant, and is not prohibited by the terms of any agreement to which it is a party from granting, the licenses granted to Company under this Agreement.

(ii) CyDex has not granted and will not grant to any third party any rights inconsistent with the rights and licenses granted herein.

(iii) CyDex holds good title to and is the legal and beneficial owner of, or otherwise has the right to license to Company, the Licensed Patents.

(iv) There are no pending claims, judgments, or settlements against or owed by CyDex or pending with respect to the Licensed Patents, and CyDex has not received written notice of any threatened claims or litigation seeking to invalidate or render unenforceable any of the Licensed Patents. During the term of this Agreement, CyDex shall promptly notify Company in writing upon learning of any such actual or threatened claim, judgment, or settlement.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) CyDex has not received any notice of termination or breach under any of the existing agreements pursuant to which CyDex has rights or licenses to Licensed Patents, and is not aware of any circumstances that could, with the passage of time, result in any claim of breach. CyDex covenants that it will take any and all action required to maintain such agreements in effect, and will notify Company in writing within one week of receipt of any notice of termination or breach.

(vi) To CyDex’s knowledge, the manufacture and delivery of bulk Captisol, and its composition of matter, does not infringe or misappropriate the intellectual property rights of any third party, and CyDex has not received any notice alleging that the manufacture, delivery or composition of bulk Captisol infringes any intellectual property rights of a third party.

9.3 Limited Warranty. CyDex warrants solely to Company that all Captisol sold to Company shall (i) conform to the respective Specifications (as applicable for Research Grade Captisol, Clinical Grade Captisol or Commercial Grade Captisol) in all material respects at the time of delivery; (ii) shall have been manufactured in accordance with the process described in the DMF; and (iii) shall meet the other Manufacturing Standards. CyDex’s sole obligation, and Company’s sole and exclusive remedy, for any breach of such warranty shall be as set forth in Sections 3.5(e) (Refund or Replacement) and 10.1 (Indemnification by CyDex) hereof.

9.4 Disclaimer. THE WARRANTIES SET FORTH IN THIS SECTION 9 ABOVE ARE PROVIDED IN LIEU OF, AND EACH PARTY HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, CAPTISOL, THE LICENSED PATENTS OR THE CAPTISOL DATA PACKAGE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. CYDEX’S WARRANTIES UNDER THIS AGREEMENT ARE SOLELY FOR THE BENEFIT OF COMPANY AND MAY BE ASSERTED ONLY BY COMPANY AND ANY ASSIGNEE OF COMPANY’S RIGHTS UNDER THIS AGREEMENT PURSUANT TO SECTION 14.15 BELOW AND NOT BY ANY AFFILIATE, SUBLICENSEE OR ANY CUSTOMER OF COMPANY, ITS AFFILIATES OR SUBLICENSEES. COMPANY, ITS AFFILIATES AND SUBLICENSEES SHALL BE SOLELY RESPONSIBLE FOR ALL REPRESENTATIONS AND WARRANTIES THAT COMPANY, ITS AFFILIATES OR SUBLICENSEES MAKE TO ANY CUSTOMER OF COMPANY, ITS AFFILIATES OR SUBLICENSEES.

10.	INDEMNIFICATION.

10.1 By CyDex. CyDex shall defend, indemnify and hold Company and its Affiliates and Sublicensees, and each of their respective directors, officers and employees, harmless from and against any and all damages, liabilities, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) (collectively “Losses”) incurred by Company

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

in connection with any claim, demand, action or other proceeding (each, a “Claim”) by a third party, to the extent such Losses arise out of (a) failure of Captisol delivered under this Agreement to conform to the Manufacturing Standards; (b) CyDex’s breach of this Agreement, including without limitation any failure of its representations and warranties set forth in Section 9.1 or 9.2 to have been accurate when made or any breach of the covenants set forth in this Agreement; or (c) the negligence or intentional misconduct of CyDex or any of its Affiliates, or any of their respective directors, officers, employees or Third Party Manufacturers, provided CyDex will not have an indemnification obligation with respect to any Claim to the extent that Company has an indemnification obligation under Section 10.2.

10.2 By Company. Company shall defend, indemnify and hold CyDex and its Affiliates, and each of their respective directors, officers and employees, harmless from and against any and all Losses incurred by CyDex in connection with of any Claim by a third party, to the extent such Losses arise out of: (a) the use or sale of the Licensed Product by Company, its Affiliates, Sublicensees, distributors, agents or other parties; (b) the manufacture, use, handling, promotion, marketing, distribution, importation, sale or offering for sale of Licensed Products; (c) interactions and communications with governmental authorities, physicians or other third parties; or (d) Company’s breach of this Agreement, including without limitation any of its representations and warranties set forth in Section 9.1, provided Company will not have an indemnification obligation with respect to any Claim to the extent that CyDex has an indemnification obligation under Section 10.1.

10.3 Expenses. As the parties intend complete indemnification, all costs and expenses of enforcing any provision of this Section 10 shall also be reimbursed by the Indemnitor.

10.4 Procedure. The party intending to claim indemnification under this Section 10 (an “Indemnitee”) shall promptly notify the other party (the “Indemnitor”) of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof whether or not such Claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, unless Indemnitor does not assume the defense, in which case the reasonable fees and expenses of counsel retained by the Indemnitee shall be paid by the Indemnitor. The Indemnitee, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any Claim. The Indemnitor shall not be liable for the indemnification of any Claim settled or compromised by the Indemnitee without the written consent of the Indemnitor.

11.	LIMITATION OF LIABILITY.

EXCEPT FOR DAMAGES FOR WHICH A PARTY IS RESPONSIBLE PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 ABOVE, EACH PARTY SPECIFICALLY DISCLAIMS ALL LIABILITY FOR AND SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EXPENSES, LOST PROFITS, LOST SAVINGS, INTERRUPTIONS OF BUSINESS OR OTHER DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

OR RESULTING FROM THE MANUFACTURE, HANDLING MARKETING, SALE, DISTRIBUTION OR USE OF LICENSED PRODUCT OR USE OF THE LICENSED PATENTS AND CAPTISOL DATA PACKAGE, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. COMPANY SHALL HAVE NO REMEDY, AND CYDEX SHALL HAVE NO LIABILITY, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT WITH RESPECT TO THE INDEMNIFICATION SPECIFICALLY PROVIDED IN SECTION 10 ABOVE, IN NO EVENT SHALL CYDEX’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE GREATER OF (1) THE TOTAL AMOUNT OF THE UPFRONT PAYMENTS AND MILESTONES PAID TO CYDEX BY COMPANY AS OF SUCH DATE, OR (2) THE TOTAL AMOUNTS PAID BY COMPANY TO CYDEX PURSUANT TO SECTION 4 OF THIS AGREEMENT DURING THE TWENTY-FOUR (24) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO LIABILITY. EXCEPT FOR DAMAGES FOR WHICH A PARTY IS RESPONSIBLE PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 ABOVE, NO ACTION, REGARDLESS OF FORM, ARISING OUT OF OR RELATED TO THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN TWO (2) YEARS AFTER SUCH PARTY HAS KNOWLEDGE OF THE OCCURRENCE THAT GAVE RISE TO THE CAUSE OF SUCH ACTION.

12.	MANAGEMENT OF LICENSED PATENTS.

12.1 Prosecution and Maintenance. CyDex shall maintain, at its sole cost and expense and using reasonable discretion, the Licensed Patents set forth on Exhibit A. CyDex shall have the sole right to control the prosecution and maintenance of patent applications and the selection of countries where patent applications are filed related to the Licensed Patents.

12.2 Infringement by Third Parties. If Company becomes aware that a third party may be infringing a Licensed Patent, it will promptly notify CyDex in writing, providing all information available to Company regarding the potential infringement. CyDex shall take whatever, if any, action it deems appropriate, in its sole discretion, against the alleged infringer. If CyDex elects to take action, Company shall, at CyDex’s request and expense, cooperate and shall cause its employees to cooperate with CyDex in taking any such action, including but not limited to, cooperating with the prosecution of any infringement suit by CyDex. Company shall not take any such action against the alleged infringer without the written consent of CyDex, provided that if CyDex fails to pursue action regarding a potential infringement under this Section in a given country, and does not give its consent and cooperation to Company in pursuing any such action, Company’s royalty obligation with respect to sales of Licensed Product in such country shall cease as if the applicable royalty term had ended.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.	TERM AND TERMINATION.

13.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue in effect thereafter until the expiration of Company’s obligation to pay royalties under Section 4.1(c), unless terminated earlier as set forth herein. Upon expiration of this Agreement at the end of the Term, the licenses granted to Company under Section 2.1 shall convert to fully paid-up licenses, subject to Sections 13.2 and 13.5 hereof.

13.2 Termination by CyDex. If Company should violate or fail to perform in any material respect any term or covenant of this Agreement, then CyDex may give written notice of such default (a “Notice of Default”) to Company. If Company should fail to cure such default within thirty (30) days (or fifteen (15) days with respect to any payment obligation) of the date of such notice or prior to the natural expiration date of this Agreement, whichever is shorter in duration, CyDex shall have the right to terminate this Agreement by a second written notice (a “Notice of Termination”) to Company. If Notice of Termination is sent to Company, this Agreement shall automatically terminate on the effective date of such notice. Notwithstanding the above, failure to pay milestones or royalties as described in Section 4 above will result in termination of this Agreement immediately upon delivery of a Notice of Termination to Company. In addition, CyDex may terminate this Agreement immediately upon written notice to Company in the event Company makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against it that is not dismissed within ninety (90) days of such filing.

13.3 Termination by Company. Company shall have the right at any time to terminate this Agreement in whole by giving CyDex at least ninety (90) days prior written notice.

13.4 Effect of Termination. Following the early termination of this Agreement, all rights granted to Company herein shall immediately terminate and each party shall, at the request of the other Party, promptly return or destroy all relevant records and materials in its possession or control containing the other party’s Confidential Information with respect to which the former party does not retain rights hereunder; provided, however, that (i) each party may retain one archival copy of such records and materials solely to be able to monitor its obligations that survive under this Agreement; and (ii) neither party shall be required to return or destroy any records included in regulatory filings or maintained on automatically created system back-up media.

13.5 Survival. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions prior to the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Such termination or expiration shall not relieve either party from obligations that are expressly indicated to survive termination or expiration of this Agreement, nor shall any termination or expiration of this Agreement relieve Company of its obligation to pay CyDex (a) royalties for all Licensed Product sold by Company, its Affiliates or Sublicensees prior to the effective date of such expiration or termination consistent with the terms of Sections 4.1, 4.3 and 4.5, or (b) sums due in respect of Captisol shipped prior to termination or expiration of this Agreement. Notwithstanding anything in this Agreement to the contrary, Sections 2.2 (Grant of License from Company to CyDex) with respect to Captisol Improvement developed during the Term, 3.5 (Quality Control; Acceptance and Rejection), 4.3 (Currency), 4.4 (Taxes), 4.5 (Late Payments), 5

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Records; Reports; Audits), 6.3(f) (Reporting and Study Data), 6.5 (Access to Company’s Data), 7.3 (Adverse Event Reporting), 7.4 (Product Recalls), 8 (Confidentiality), 9.3 (Disclaimer), 10 (Indemnification), 11 (Limitation of Liability), 13.4 (Effect of Termination), 13.5 (Survival), and 14 (General Provisions) shall survive termination or expiration of this Agreement.

14.	GENERAL PROVISIONS.

14.1 Non-Solicitation. During the Term and for a period of [***] ([***]) [***] thereafter, neither party shall solicit, induce, encourage or attempt to induce or encourage any employee of the other party with whom such party has had direct contact to terminate his or her employment with such other party or to breach any other obligation to such other party. This section is not meant to encompass general solicitations such as may be found in newspaper advertisements and the like and the interviewing or hiring of any person who responds to a general solicitation.

14.2 Relationship of Parties. Each of the parties hereto is an independent contractor and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. No party shall incur any debts or make any commitments for the other.

14.3 Compliance with Law. Each Party agrees to comply, and to require its Affiliates and Sublicensees to comply with all applicable international, federal, state and local laws, rules and regulations, including, but not limited to, import/export restrictions, laws, rules and regulations governing use and patent, copyright and trade secret protection, in the performance of its activities as contemplated by this Agreement.

14.4 Arbitration.

(a) Procedure. Except as otherwise expressly set forth in Section 14.4(b) below, any and all disputes or controversies arising out of or relating to this Agreement shall be exclusively and finally resolved by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) then in effect, in [***]. The arbitration shall be conducted by an arbitrator reasonably knowledgeable about the pharmaceutical industry and acceptable to CyDex and Company. I f CyDex and Company cannot agree on a single arbitrator within thirty (30) days after a demand for arbitration has been made, CyDex shall appoint an arbitrator, Company shall appoint an arbitrator, the two (2) arbitrators shall appoint a third arbitrator, and the three (3) arbitrators shall hear and decide the issue in controversy. If either party fails to appoint an arbitrator within forty five (45) days after service of the demand for arbitration, then the arbitrator will be appointed by the AAA. Except as to the selection of arbitrators, the arbitration proceedings shall be conducted promptly and in accordance with the rules of the AAA then in effect. The expenses of any arbitration, including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Short-Form Arbitration. Any dispute subject to short-form arbitration as provided in this Agreement shall be exclusively and finally resolved by binding arbitration in accordance with the commercial arbitration rules of the AAA then in effect, in [***] by a single arbitrator reasonably knowledgeable about the pharmaceutical industry and appointed in accordance with such rules. Such arbitrator shall make his or her determination on the basis of “baseball arbitration” principles. THE FORGOING REMEDY SHALL BE EACH PARTY’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY SUCH DISPUTE. The expenses of any arbitration, including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault. In each case, the parties and arbitrator shall use all diligent efforts to complete such arbitration within thirty (30) days of appointment of the arbitrator.

(c) Confidentiality of Proceedings. All arbitration proceedings hereunder shall be confidential and the arbitrator(s) shall issue appropriate protective orders to safeguard each party’s Confidential Information. Except as required by law, no party shall make (or instruct the arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the arbitrator(s) without prior written consent of the other party, except as required by law to be disclosed.

(d) Interim Equitable Relief. Each party shall, in addition to all other remedies accorded by law and permitted by this Agreement, be entitled to equitable relief (including but not limited to interim injunctive relief) in any court having jurisdiction to protect its interests. Neither party shall commence any court proceeding or action against the other to resolve any dispute, except (i) to enforce an arbitral award rendered pursuant to this Section 14.4, or (ii) for such interim injunctive relief.

(e) Binding Effect. The provisions of this Section 14.4 shall survive any expiration or termination of this Agreement, and shall be severable and binding on the parties hereto, notwithstanding that any other provision of this Agreement may be held or declared to be invalid, illegal or unenforceable.

14.5 Costs and Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear all costs and expenses associated with the performance of such party’s obligations under this Agreement.

14.6 Force Majeure. Neither party shall be liable for failure to perform, or delay in the performance of, its obligations under this Agreement (other than payment obligations) when such failure or delay is caused by an event of force majeure. For purposes of this Agreement, an event of force majeure means any event or circumstance beyond the reasonable control of the affected party, including but not limited to, war, insurrection, riot, fire, flood or other unusual weather condition, explosion, act of God, peril of the sea, strike, lockout or other industrial disturbance, sabotage, accident, embargo, breakage of machinery or apparatus, injunction, act of governmental authority, compliance with governmental order on national defense requirements, or inability to obtain fuel, power, raw materials, labor or transportation facilities. If, due to any event of force majeure, either party shall be unable to fulfill its obligations under this Agreement (other than payment obligations), the affected party shall immediately notify the other party of such inability and of the period during which such inability is expected to continue and shall use commercially reasonable efforts to mitigate the length and effect of such force majeure event.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.7 Notices. Any notice, request, or communication under this Agreement shall be effective only if it is in writing and personally delivered; sent by certified mail, postage pre-paid; facsimile with receipt confirmed and a copy sent by mail or courier; or by nationally recognized overnight courier with signature required, addressed to the parties at the addresses stated below or such other persons and/or addresses as shall be furnished in writing by any party in accordance with this Section 14.7. Unless otherwise provided, all notices shall be sent:

If to CyDex, to:

CyDex Pharmaceuticals, Inc.

10513 W. 84th Terrace

Lenexa, KS 66214

Attention: President

Fax: (913) 685-8856

If to Company, to:

Rib-X Pharmaceuticals, Inc.

300 George Street, Suite 301

New Haven, CT 06511

Attention: Chief Executive Officer

Fax: (203) 624-5627

If sent by facsimile transmission, the date of transmission shall be deemed to be the date on which such notice, request or communication was given and confirmed, provided the confirmation copy is also sent by mail or courier. If sent by overnight courier, the next business day after the date of deposit with such courier shall be deemed to be the date on which such notice, request or communication was given. If sent by certified mail, the third business day after the date of mailing shall be deemed the date on which such notice, request or communication was given.

14.8 Use of Name. Commencing upon receiving regulatory approval in the United States for the Licensed Product, or upon use by Company, its Affiliate or Sublicensee of the name CyDex or Captisol pursuant to the following sentence, Company hereby grants CyDex a non-exclusive, non-transferable license during the Term to use Company’s name, logo and other trademarks solely to identify Licensed Product as a product incorporating Captisol in marketing and other materials for customers, investors and potential customers and investors, including but not limited to use in connection with materials filed with the SEC or other regulatory agencies. CyDex hereby grants to Company and its Affiliates and Sublicensees the right to use the name CyDex and Captisol and associated logos and trademarks in connection with any and all descriptions of Licensed Product or related to Licensed Product. Except as otherwise provided herein, neither party shall have any right, express or implied, to use in any manner the name, logos, trademarks or other designation of the other party or any other trade name or trademark of the other party for any purpose, except as may be required by applicable law or regulation.

LICENSE AND SUPPLY AGREEMENT	PAGE 31

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.9 Public Announcements. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, securities filings or the rules of the NYSE or NASDAQ, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, or the terms hereof, will be made without the other party’s prior written approval, which approval shall not be unreasonably withheld. Notwithstanding the above, once the content and timing of a public announcement of the fact that the parties have entered into this Agreement has been agreed to between the parties and such announcement has been made, either Party shall be free to disclose to third parties the fact that it has entered into the Agreement with the other party (including a description of the field of use of the Licensed Product, but without disclosing the economic terms thereof), as well as any other information contained in said public announcement. In the event of a required public announcement under the first sentence of this paragraph, the party making such announcement shall provide the other party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other party a reasonable opportunity to review and comment upon the proposed text and the timing of such disclosure and the other party shall consider in good faith such comments. Notwithstanding anything in this Agreement to the contrary, in no event will CyDex have a right to make any disclosure or give any presentation of the results of clinical testing of Licensed Product without Company’s prior written consent.

14.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that require the application of the law of a different state).

14.11 Entire Agreement; Amendment. This Agreement and all Exhibits attached hereto or thereto contain the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, written or oral, between CyDex and Company relating to the subject matter of this Agreement. This Agreement may not be amended unless agreed to in writing by both parties.

14.12 Binding Effect. This Agreement shall be binding upon, and the rights and obligations hereof shall apply to the CyDex and Company and any successor(s) and permitted assigns. The name of a party appearing herein shall be deemed to include the names of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

14.13 Waiver. The rights of either party under this Agreement may be waived from time to time, singularly or in combination, and the waiver of one or more such rights shall not be deemed to be a waiver of any one or more of the others. No waiver of any breach of a term, provision or condition of this Agreement shall be deemed to have been made by either party unless such waiver is addressed in writing and signed by an authorized representative of that party. The failure of either party to insist upon the strict performance of any of the terms, provisions or conditions of this Agreement, or to waive any right contained in this Agreement, shall not be construed as a waiver or relinquishment for the future of any such term, provision, condition or option or the waiver or relinquishment of any other term, provision, condition or option.

LICENSE AND SUPPLY AGREEMENT	PAGE 32

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.14 Severability. If a final judicial determination is made that any provision of this Agreement is unenforceable, this Agreement shall be rendered void only to the extent that such judicial determination finds such provisions unenforceable, and such unenforceable provisions shall be automatically reconstituted and become a part of this Agreement, effective as of the date first written above, to the maximum extent they are lawfully enforceable.

14.15 Assignment. Neither party may assign its rights or delegate its obligations under this Agreement, in whole or in part, by operation of law or otherwise, to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights and delegate its obligations under this Agreement to an Affiliate or to a third party successor, whether by way of merger, sale of all or substantially all of its assets, sale of stock or otherwise, without the other party’s prior written consent. As a condition to any permitted assignment hereunder, the assignor must guarantee the performance of any assignee to the terms and obligations of this Agreement. Any assignment not in accordance with this Section 14.15 shall be void.

14.16 Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

14.17 Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

[Remainder of this page left blank intentionally]

LICENSE AND SUPPLY AGREEMENT	PAGE 33

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CYDEX PHARMACEUTICALS, INC.

By:	/s/ Allen K. Roberson
Name:	Allen K. Roberson
Title:	CFO

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Mark Leuchtenberger
Name:	Mark Leuchtenberger
Title:	CEO

LICENSE AND SUPPLY AGREEMENT	PAGE 34

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

LICENSED PATENTS

[***]
Country	Filing Date	Serial No.	Patent No.	Expiration Date
United States	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Australia	[***]	[***]	[***]	[***]

EPO	[***]	[***]	[***]	[***]

Austria	[***]	[***]	[***]	[***]

Belgium	[***]	[***]	[***]	[***]

France	[***]	[***]	[***]	[***]

Germany	[***]	[***]	[***]	[***]

Great Britain (UK)	[***]	[***]	[***]	[***]

Greece	[***]	[***]	[***]	[***]

Italy	[***]	[***]	[***]	[***]

Luxembourg	[***]	[***]	[***]	[***]

Netherlands	[***]	[***]	[***]	[***]

Sweden	[***]	[***]	[***]	[***]

Switzerland	[***]	[***]	[***]	[***]

Korea	[***]	[***]	[***]	[***]

Canada	[***]	[***]	[***]	[***]

Russia	[***]	[***]	[***]	[***]

Japan	[***]	[***]	[***]	[***]

LICENSE AND SUPPLY AGREEMENT	PAGE A-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***]
Country	Filing Date	Serial No.	Patent No.	Expiration Date
United States	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Australia	[***]	[***]	[***]	[***]

EPO	[***]	[***]	[***]	[***]

Austria	[***]	[***]	[***]	[***]

Belgium	[***]	[***]	[***]	[***]

Denmark	[***]	[***]	[***]	[***]

Djibouti	[***]	[***]	[***]	[***]

France	[***]	[***]	[***]	[***]

Germany	[***]	[***]	[***]	[***]

Great Britain (UK)	[***]	[***]	[***]	[***]

Greece	[***]	[***]	[***]	[***]

Ireland	[***]	[***]	[***]	[***]

Italy	[***]	[***]	[***]	[***]

Luxembourg	[***]	[***]	[***]	[***]

Monaco	[***]	[***]	[***]	[***]

Netherlands	[***]	[***]	[***]	[***]

Portugal	[***]	[***]	[***]	[***]

Spain	[***]	[***]	[***]	[***]

Sweden	[***]	[***]	[***]	[***]

Switzerland	[***]	[***]	[***]	[***]

Korea	[***]	[***]	[***]	[***]

Canada	[***]	[***]	[***]	[***]

Japan	[***]	[***]	[***]	[***]

Russia	[***]	[***]	[***]	[***]

Georgia	[***]	[***]	[***]	[***]

Armenia	[***]	[***]	[***]	[***]

Kyrgyzstan	[***]	[***]	[***]	[***]

Moldova	[***]	[***]	[***]	[***]

Tajikistan	[***]	[***]	[***]	[***]

Turkmenistan	[***]	[***]	[***]	[***]

Uzbeckistan	[***]	[***]	[***]	[***]

LICENSE AND SUPPLY AGREEMENT	PAGE A-2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***]
Country	Filing Date	Serial No.	Patent No.	Expiration Date
United States	[***]	[***]	[***]	[***]

EPO

Belgium	[***]	[***]

Denmark	[***]	[***]

Djibouti	[***]	[***]

France	[***]	[***]

Germany	[***]	[***]

Great Britain (UK)	[***]	[***]

Greece	[***]	[***]

Ireland	[***]	[***]

Italy	[***]	[***]

Luxembourg	[***]	[***]

Brazil	[***]	[***]

Canada	[***]	[***]

China	[***]	[***]

Austria	[***]	[***]

India	[***]	[***]

Israel	[***]	[***]

Japan	[***]	[***]

Korea	[***]	[***]

Mexico	[***]	[***]

Russian Federation	[***]	[***]

LICENSE AND SUPPLY AGREEMENT	PAGE A-3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***]
Country	Filing Date	Serial No.	Patent No.	Expiration Date
United States	[***]	[***]	[***]	[***]

United States CON	[***]	application

EPO	[***]

Austria	[***]	application

Belgium	[***]	application

France	[***]	application

Germany	[***]	application

Great Britain (UK)	[***]	application

Greece	[***]	application

Italy	[***]	application

Luxembourg	[***]	application

Netherlands	[***]	application

Sweden	[***]	application

Switzerland	[***]	application

Canada	[***]	application

China	[***]	application

Japan	[***]	application

Brazil	[***]	application

Mexico	[***]	application

Eurasia	[***]	application

Turkmenistan	[***]	application

Republic of Belarus	[***]	application

Republic of Tajikistan	[***]	application

Russia	[***]	application

Azerbaijan Republic	[***]	application

Republic of Kazakhstan	[***]	application

Kyrgyzstan	[***]	application

Republic of Armenia	[***]	application

Republic of Moldova	[***]	application

LICENSE AND SUPPLY AGREEMENT	PAGE A-4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

SPECIFICATIONS

LICENSE AND SUPPLY AGREEMENT	PAGE B-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***]	[***] [***]
	[***]	[***]
[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]

[***]		[***]

[***]

LICENSE AND SUPPLY AGREEMENT	PAGE B-2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C

PURCHASE PRICE FOR CAPTISOL

CLINICAL GRADE MATERIAL

Individual Order Quantity	Price
[***]	$[***]/kg

[***]	$[***]/kg

COMMERCIAL PRICE FOR MATERIAL

Annual Order Quantity	Price
[***]	$[***] per kg

[***]	$[***]/kg

[***]	$[***]/kg

[***]	$[***]/kg

*    *    *    *    *

LICENSE AND SUPPLY AGREEMENT	PAGE C-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT D

SPECIFIED DILIGENCE REQUIREMENTS

[***].

*    *    *    *    *

LICENSE AND SUPPLY AGREEMENT	PAGE D-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT E

FORM OF UNDERTAKING

THIS AGREEMENT (this “Agreement”) is made this          day of             , 20     (the “Effective Date”), by and between RIB-X PHARMACEUTICALS, INC., a Delaware corporation with offices at 300 George Street, Suite 301, New Haven, CT 06511 (“Rib-X”), and [*NAME OF COMPANY*], a              with offices at                      (“Company”).

RECITALS

WHEREAS, Rib-X and CYDEX PHARMACEUTICALS, INC., a Delaware corporation with offices at 10513 W. 84th Terrace, Lenexa, Kansas 66214 USA (“CyDex”) are parties to that certain License and Supply Agreement dated as of             , 2010 (the “L&SA”) related to the license of certain rights and the supply by CyDex to Rib-X of CAPTISOL®, also known scientifically as sulfobutylether ß(beta) cyclodextrin, sodium salt, which is a patented drug formulation system designed to enhance the solubility and stability of drugs (“CAPTISOL”);

WHEREAS, defined terms which are used but not defined in this Agreement shall have the meanings given to them in the L&SA;

WHEREAS, Rib-X and Company are parties to that certain [*Name of Agreement*] dated as of             , 20     (the “Contract”), which requires the execution and delivery of this Agreement by Rib-X and Company [*for the following territory:              (the “Sublicense Territory”)*]; and

WHEREAS, Company desires to obtain a sublicense from Rib-X, pursuant and subject to the terms and conditions of the L&SA and the Contract, [*to use CAPTISOL as follows: ‘Note: To be inserted upon execution of undertaking].

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1. L&SA Undertaking. Company undertakes and agrees to observe and perform the following obligations to the same extent as Rib-X is obligated to CyDex pursuant to the L&SA, but, in each case, solely with respect to activities of Company and its Affiliates: [Note: Agreement to include at a minimum the following provisions: Sections 2.2 (Grant of License from Company to CyDex); [if Company is purchasing CAPTISOL directly from CyDex, Section 3 (Manufacture and Supply of CAPTISOL), 4.2 (Pricing for CAPTISOL), 4.3 (Currency), 4.4 (Taxes), and 4.5 (Late Payments)], 5 (Records; Reports; Audit)]; [if Sublicensee is assuming Rib-X’s development obligations, 6 (Development and Commercialization by Company), and 7 (Regulatory Matters)], 8 (Confidentiality), 10 (Indemnification), 11 (Limitation of Liability), 12 (Management of Licensed Patents), 13.5 (Survival), and 14 (General Provisions).] For clarity, Company acknowledges and agrees that CyDex may directly enforce, as an intended third-party beneficiary of this Agreement, such obligations under the L&SA against Company.

LICENSE AND SUPPLY AGREEMENT	PAGE E-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2. Contract Undertaking. Company undertakes and agrees for the benefit of CyDex to observe and perform Company’s obligations under the Contract that relate to the L&SA. For clarity, Company acknowledges and agrees that CyDex may directly enforce, as an intended third-party beneficiary of this Agreement, such obligations under the Contract against Company. Rib-X and Company agree that a full copy of the executed Contract shall be provided to CyDex within thirty (30) days after the Effective Date which may be redacted to delete confidential provisions not relevant to the L&SA.

3. No CyDex Liability. Company acknowledges and agrees that CyDex shall have no liability to Company under the L&SA (as Company is not a party to the L&SA) or the Contract (as CyDex is not a party to the Contract). The enforcement of any obligation of CyDex under the L&SA shall only be pursued by Rib-X pursuant to the L&SA.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that require the application of the law of a different state).

5. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original document, but both of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

RIB-X PHARMACEUTICALS, INC.	[*NAME OF COMPANY*]

By:	By:

Name:	Name:

Title:	Title:

LICENSE AND SUPPLY AGREEMENT	PAGE E-2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT F

CAPTISOL DOSING

[***]
[***]	[***]	[***]	[***]		[***]		[***]		[***]	[***]	[***]
		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]			[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	[***]					[***]

Notes: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.